Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM  T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1999 Avenue of the Stars, Floor 26 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

F. Henry Kleschen III
Assistant General Counsel
227 West Monroe Street, Suite 2600
Chicago, IL 60606
Tel: (312) 267-5064
(Name, address and telephone number of agent for service)

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

A.B.N. 11 005 357 522

(Exact name of obligor as specified in its charter)

Victoria, Australia	13-2623463
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

100 Queen Street Melbourne 3000, Victoria, Australia	-
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES
(Title of the indenture securities)

Item 1.                                                           General Information.

Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                                                           Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.                                                    List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.                                                Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.                                                Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.                                                Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.                                                Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.                                                Not Applicable

Exhibit 6.                                                The consent of the Trustee required by Section 321 (b) of the Act.

Exhibit 7.                                                A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                                Not Applicable

Exhibit 9.                                                Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 9th day of March, 2005.

J. P. Morgan Trust Company, National Association

By	/s/ George Reaves
George Reaves
Authorized Officer

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

March 9, 2005

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Australia and New Zealand Banking Group Limited and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J.P. Morgan Trust Company, National Association

By	/s/ George Reaves

George Reaves
Authorized Officer

Exhibit 7.                                             Report of Condition of the Trustee.

J. P. Morgan Trust Company, National Association

Statement of Condition

September 30, 2004

($000)
Assets
Cash and Due From Banks	$28,672
Securities	145,134
Loans and Leases	110,847
Premises and Fixed Assets	11,202
Intangible Assets	384,284
Goodwill	201,011
Other Assets	45,941
Total Assets	$927,091

Liabilities
Deposits	$94,426
Other Liabilities	55,575
Total Liabilities	150,001

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	74,903
Total Equity Capital	777,090

Total Liabilities and Equity Capital	$927,091